As filed with the Securities and Exchange Commission on September 29, 2017

Registration No. 333-212354

Registration No. 333-185589

Registration No. 333-157017

Registration No. 333-143369

Registration No. 333-118584

Registration No. 333-104386

Registration No. 333-89867

Registration No. 033-59343

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212354

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-185589

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157017

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143369

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-118584

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-104386

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-89867

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 AND FORM S-8 REGISTRATION STATEMENT NO. 033-59343

UNDER

THE SECURITIES ACT OF 1933

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-1670945
(State or other jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

2581 E. Kercher Road

P.O. Box 237

Goshen, Indiana 46528

(Address of Principal Executive Offices)

SUPREME INDUSTRIES, INC.

2016 LONG-TERM INCENTIVE PLAN

2012 LONG-TERM INCENTIVE PLAN

AMENDED AND RESTATED 2004 STOCK OPTION PLAN

2004 STOCK OPTION PLAN

2001 STOCK OPTION PLAN

1998 STOCK OPTION PLAN

1992 Stock Option Plan

1982 Incentive Stock Option Plan

(Full title of the plan)

Mark D. Weber

President and CEO

Supreme Industries, Inc.

2581 E. Kercher Road

P.O. Box 237

Goshen, Indiana 46528

(574) 642-3070

(Name, address, and telephone number of agent for service)

Copy to:

Michael J. Silver

William I. Intner

Hogan Lovells US LLP

875 Third Avenue

New York, New York 10022

(212) 918-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 or Form S-3 (each, a “Registration Statement”, and collectively, the “Registration Statements) filed by Supreme Industries, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 (No. 333-212354), filed on June 30, 2016, which registered the offering of an aggregate of 1,290,598 shares of Class A common stock, $0.10 par value (“Class A Shares”);

•	Registration Statement on Form S-8 (No. 333-185589), filed on December 20, 2012, which registered the offering of an aggregate of 1,000,000 Class A Shares;

•	Registration Statement on Form S-8 (No. 333-157017), filed on January 29, 2009, which registered the offering of an aggregate of 350,000 Class A Shares;

•	Registration Statement on Form S-8 (No. 333-143369), filed on May 30, 2007, which registered the offering of an aggregate of 250,000 Class A Shares;

•	Registration Statement on Form S-8 (No. 333-118584), filed on August 26, 2004, which registered the offering of an aggregate of 600,000 Class A Shares ;

•	Registration Statement on Form S-8 (No. 333-104386), filed on April 8, 2003, which registered the offering of an aggregate of 750,000 Class A Shares ;

•	Registration Statement on Form S-8 (No. 333-89867), filed on October 28, 1999, which registered the offering of an aggregate of 716,623 Class A Shares; and

•	Registration Statement on Form S-8 and Form S-3 (No. 033-59343), filed on May 16, 1995, which registered the offering of an aggregate of 373,132 Class A Shares.

On September 27, 2017, pursuant to an Agreement and Plan of Merger dated August 8, 2017, between the Company, Wabash National Corporation, a Delaware corporation (“Wabash National”) and Redhawk Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of Wabash National (“Purchaser”), Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a direct wholly owned subsidiary of Wabash.

As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any shares which remain unsold at the termination of the offering, the Company hereby removes from registration all shares registered under the Registration Statements that remain unsold as of the date hereof and terminates the effectiveness of the Registration Statements.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goshen, State of Indiana, on September 29, 2017.

SUPREME INDUSTRIES, INC.

By:	/s/ Jeffery L. Taylor
Name:	Jeffery L. Taylor
Title:	Vice President

2